EXHIBIT 10.31
                       1998 DECLARATION OF AMENDMENT TO
                            1997 OMNIBUS STOCK PLAN
                                  OF C3, INC.


            THIS DECLARATION OF AMENDMENT, made this 22nd day of November, 1998, by C3, INC., a North Carolina corporation (the "Corporation"), to the 1997 Omnibus Stock Plan of C3, Inc. (the "Plan");

                               R E C I T A L S:

            It is deemed advisable to amend the Plan to alter the permissible methods of payment of the option price upon exercise by deleting the reference in Section 6(c)(ii) to payment by withholding of shares of the Corporation's common stock, except in the event of a "change of control" (as defined in the Plan) of the Corporation.

            NOW, THEREFORE, IT IS DECLARED that the Plan shall be and hereby is amended, effective with respect to all outstanding options, provided that the consent of the optionee is obtained, and all subsequent options which may be granted on or after the date hereof, by deleting Section 6(c)(ii) of the Plan and inserting therefor the following:

      "(ii) An Option may be exercised by giving written notice to the Corporation at such place as the Corporation shall direct. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor, and shall be accompanied by the payment of such purchase price. Such payment shall be in the form of (A) cash;
               (B) shares of Common Stock owned by the Participant at the time of exercise; (C) delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price; or (D) a combination of the foregoing methods, as elected by the Participant. Notwithstanding the foregoing, in the event of a "change of control" of the Corporation (as such term is defined in Section 19(b) herein), then, in addition to the foregoing methods of exercise, payment may also be made by the withholding of shares of Common Stock otherwise deliverable upon exercise. Shares tendered or withheld in payment on the exercise of an Option shall be valued at their fair market value on the date of exercise, as determined by the Committee by applying the provisions of Section 6(b)(ii)."

            IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of C3, Inc. as the day and year first above written.


                                    C3, INC.


                                    By: /s/ Robert S. Thomas
                                        ---------------------------------
                                        Robert S. Thomas
                                        President


ATTEST:

/s/ Mark W. Hahn
---------------------------
Mark W. Hahn
Secretary


[Corporate Seal]


                                     -2-